Exhibit 99.2

KENDLE INTERNATIONAL INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

Kendle International Inc., an Ohio corporation, hereby adopts this Kendle International Inc. Nonqualified Deferred Compensation Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees.  This Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended.  It is intended to comply with Section 409A of the Code.  This Plan is effective January 1, 2008.

1.      Definitions

(a)  Account.
The bookkeeping account established for each Participant as provided in Section 5.1 hereof.  The sum of each Participant's Sub-Accounts, in the aggregate, shall constitute his Account.  The Account and each and every Sub-Account shall be a bookkeeping entry only and shall be used solely as a device to measure and determine the amounts, if any, to be paid to a Participant or his beneficiary under the Plan.

(b)  Administrator.
The Company's Benefits Committee.

(c)  Board.
The Board of Directors of the Company.

(d)  Bonus.
Compensation which is designated as such by the Employer and which relates to services performed during an incentive period by an Eligible Employee in addition to his or her Salary, including any pretax elective deferrals from said Bonus to any Employer sponsored plan that includes amounts deferred under a Deferral Election or any elective deferral as defined in Code Section 402(g)(3) or any amount contributed or deferred at the election of the Eligible Employee in accordance with Code Section 125 or 132(f).

(e)  Change-in-Control.
Means the occurrence of a "change in the ownership," a "change in the effective control" or a "change in the ownership of a substantial portion of the assets" of the Company within the meaning of Section 409A of the Code.

(f)  Code.
The Internal Revenue Code of 1986, as amended.

(g)  Commissions.
The sales commissions payable by an Employer to a Participant, under a sales commission plan designated from time to time by the Administrator, if (i) a substantial portion of the services provided by the Participant to the Employer consist of the direct sale of a product or service to an unrelated customer, (ii) the sales commissions paid by the Employer to the Participant consist of either a portion of the purchase price for the product or service or an amount substantially all of which is calculated by reference to the volume of sales, and (iii) payment of the sales commissions is contingent upon the closing of the sales transaction and such other requirements as may be specified by the Employer before the closing of the sales transaction.  Such term shall be interpreted in a manner consistent with the definition of "sales commission compensation" contained in Section 409A of the Code.

(h)  Company.
Means Kendle International Inc. and its successors, including, without limitation, the surviving corporation resulting from any merger or consolidation of Kendle International Inc. with any other corporation, limited liability company, joint venture, partnership or other entity or entities.

(i)  Compensation.
The Participant’s earned income, including Salary, Bonus, Commissions, Stock Units and other remuneration from the Employer as may be designated by the Administrator in its sole discretion from time to time.

(j)  Deferrals.
The portion of Compensation that a Participant elects to defer in accordance with Section 3.1 hereof.

(k)  Deferral Election.
The separate agreement, on a form provided by the Administrator, on which an Eligible Employee agrees to participate in the Plan and make Deferrals thereto.

(l)  Disability.
A Participant shall be considered disabled if: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer; or (iii) determined to be totally disabled by the Social Security Administration.

(m)  Effective Date.
June 1, 2008.

(n)  Eligible Employee.
An Employee shall be considered an Eligible Employee if such Employee is a member of a "select group of management or highly compensated employees," within the meaning of Sections 201, 301 and 401 of ERISA and is designated as an Eligible Employee by the Administrator.  In lieu of expressly selecting Eligible Employees for Plan participation, the Administrator may establish eligibility criteria providing for participation of all Eligible Employees who satisfy such criteria.  The Administrator may at any time, in its sole discretion, change the eligibility criteria for Eligible Employees, or determine that one or more Participants will cease to be an Eligible Employee.  The designation of an Employee as an Eligible Employee in any year shall not confer upon such Employee any right to be designated as an Eligible Employee in any future Plan Year.

(o)  Employee.
Any person employed by the Employer.

(p)  Employer.
Means (i) the Company, and (ii) all entities with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, provided that in applying Section 1563(a)(1), (2), and (3) for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language "at least 50 percent" is used instead of "at least 80 percent" each place it appears in Section 1563(a)(1), (2), and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), "at least 50 percent" is used instead of "at least 80 percent" each place it appears in that regulation.  Such term shall be interpreted in a manner consistent with the definition of "service recipient" contained in Section 409A of the Code.

(q)  ERISA.
The Employee Retirement Income Security Act of 1974, as amended.

(r)  In-Service Sub-Account.
Means each bookkeeping In-Service Sub-Account maintained by the Administrator on behalf of each Participant pursuant to Section 5.1(b) hereof.

(s)  Investment Fund.
Each investment(s) which serves as a means to measure value, increases or decreases with respect to a Participant’s Accounts.

(t)  Matching Contribution.
A contribution made by the Employer that is credited to one or more Participant’s Accounts in accordance with the terms of Section 3.5 hereof.

(u)  Participant.
An Eligible Employee who is a Participant as provided in Article 2.

(v)  Performance-Based Compensation.
"Performance-Based Compensation" means that portion of a Participant's Bonus or Stock Units, the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months, and which satisfies the requirements for "performance-based compensation" under Section 409A of the Code, including the requirement that the performance criteria be established in writing by not later than (i) ninety (90) days after the commencement of the period of service to which the criteria relates and (ii) the date the outcome ceases to be substantially uncertain.  Where a portion of an amount of Bonus or Stock Units would qualify as Performance-Based Compensation if the portion were the sole amount available under a designated incentive plan, that portion of the award will not fail to qualify as Performance-Based Compensation if that portion is designated separately by the Administrator on the Deferral Election or is otherwise separately identifiable under the terms of the designated incentive plan, and the amount of each portion is determined independently of the other.

(w)  Plan Year.
Calendar year, January 1 to December 31.

(x)  Retirement.
Retirement means a Participant has reached age fifty-nine and a half (59 1/2) and has at least five (5) Years of Service and has a Separation from Service.

(y)  Retirement Sub-Account.
Means the bookkeeping Retirement Sub-Account maintained by the Administrator on behalf of each Participant pursuant to Section 5.1(a) hereof.

(z)  Salary.
An Eligible Employee’s base salary earned during a Plan Year, including any pretax elective deferrals from said Salary to any Employer sponsored plan that includes amounts deferred under a Deferral Election or any elective deferral as defined in Code Section 402(g)(3) or any amount contributed or deferred at the election of the Eligible Employee in accordance with Code Section 125 or 132(f).  For purposes of this Plan, Salary payable after the last day of a calendar year solely for services performed during the final payroll period described in Section 3401(b) of the Code containing December 31 of such year shall be treated as earned during the subsequent calendar year.

(aa)  Separation from Service.
Means a termination of employment with the Employer in such a manner as to constitute a "separation from service" as defined under Section 409A of the Code.  Upon a sale or other disposition of the assets of the Company or any other Employer to an unrelated purchaser, the Administrator reserves the right, to the extent permitted by Section 409A of the Code, to determine whether Participants providing services to the purchaser after and in connection with the purchase transaction have experienced a Separation from Service.

(bb)  Share.
A share of the Company's common stock, no par value.

(cc)  Stock Units.
Awards designated as Stock Unit(s) by the Administrator that are granted to an Employee under the Employer’s equity incentive plan.

(dd)  Sub-Account.
Means each bookkeeping In-Service Sub-Account, Retirement Sub-Account maintained by the Administrator on behalf of each Participant pursuant to the Plan.

(ee)  Trust.
The agreement between the Employer and the Trustee under which the assets of the Plan are held, administered and managed.

(ff)  Trustee.
State Street Bank and Trust, or such other successor that shall become trustee pursuant to the terms of the Plan.

(gg)  Years of Service.
A Participant’s “Years of Service” shall be measured by employment during a twelve (12) month period commencing with the Participant’s date of hire and anniversaries thereof.

2.      Participation

(a)  Commencement of Participation.
Each Eligible Employee shall commence participation on the first day of the calendar year immediately following the calendar year in which he or she becomes an Eligible Employee.  Notwithstanding the foregoing, each Eligible Employee as of the Effective Date shall commence participation on the Effective Date.

(b)  Loss of Eligible Employee Status.
A Participant who is no longer an Eligible Employee shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Employee.  Amounts credited to the Account of a Participant who is no longer an Eligible Employee shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article 6.

3.      Contributions

(a)  Deferral Elections - General.
A Participant’s Deferral Election for a Plan Year is irrevocable for that applicable Plan Year; provided, however that a cessation of Deferrals shall be allowed if required in order for the Participant to obtain a hardship withdrawal from the Employer's 401(k) plan, or if required under Section 6.9 (Unforeseeable Emergency) of this Plan.  Such amounts deferred under the Plan shall not be made available to such Participant, except as provided in Article 6, and shall reduce such Participant’s Compensation from the Employer in accordance with the provisions of the applicable Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Employer as provided in Article 8.  That first Deferral Election, in addition to the requirements set forth below, must designate: (i) the amount of Compensation to be deferred, (ii) the time of the distribution, and (iii) the form of the distribution.

(b)  Time of Election.
A Deferral Election shall be void if it is not made in a timely manner as follows:

(a)       Salary. The Deferral Election with respect to Salary must be filed with the Administrator by, and shall become irrevocable as of, December 31 (or such earlier date as specified by the Administrator on the Deferral Election) of the calendar year next preceding the calendar year for which such Salary would otherwise be earned.  Notwithstanding the preceding sentence, the Deferral Election for the 2008 Plan Year must be filed with the Administrator by, and shall become irrevocable as of, the day immediately preceding the Effective Date (or such earlier date as specified by the Administrator on the Deferral Election).   That first Deferral Election shall only apply to Salary earned during such Plan Year beginning with the first payroll period that begins on or after the Effective Date.

(b)       Commissions.  The Deferral Election with respect to Commissions must be filed with the Administrator by, and shall become irrevocable as of, December 31 (or such earlier date as specified by the Administrator on the Deferral Election) of the calendar year next preceding the calendar year in which the sale generating the Commissions occurs. The Deferral Election in effect for a Plan Year shall apply to all Commissions paid with respect to sales made in that Plan Year regardless of the year paid.

(c)       Bonus.  Except as otherwise provided in this Section 3.2, the Deferral Election with respect to Bonus must be filed with the Administrator by, and shall become irrevocable as of, December 31 (or such earlier date as specified by the Administrator on the Deferral Election) of the calendar year next preceding the first day of the performance period for which such Bonus would otherwise be earned.

(d)       Stock Units.  Except as otherwise provided in this Section 3.2, the Deferral Election with respect to Stock Units must be filed with the Administrator by, and shall become irrevocable as of, December 31 (or such earlier date as specified by the Administrator on the Deferral Election) of the calendar year next preceding the calendar year in which the vesting period or required service period for the Stock Units commences.

(e)       Performance-Based Compensation.

(i)           Notwithstanding anything contained in this Section 3.2 to the contrary, and only to the extent permitted by the Administrator, the Deferral Election with respect to Bonus or Stock Units that constitute Performance-Based Compensation must be filed with the Administrator by, and shall become irrevocable as of, the date that is 6 months before the end of the applicable performance period (or such earlier date as specified by the Administrator on the Deferral Election), provided that in no event may such Deferral Election be made after such Bonus or Stock Units have become "readily ascertainable" within the meaning of Section 409A of the Code.

       (ii)           In order to make a Deferral Election under this Section 3.2(d), the Participant must perform services continuously from the later of the beginning of the Performance Period or the date the performance criteria are established through the date a Deferral Election becomes irrevocable under this Section 3.2(e).

(iii)           A Deferral Election made under this Section 3.2(e) shall not apply to any portion of the Performance-Based Compensation that is actually earned by a Participant regardless of satisfaction of the performance criteria.

(f)       Stock Units Subject to Time-Based Vesting.   With respect to Stock Units  that are subject to a forfeiture condition requiring the Participant's continued services for a period of at least twelve (12) months from the date that the Participant obtains a "legally binding right" to such compensation (within the meaning of Section 409A of the Code), the Deferral Election must be filed with the Administrator by, and shall become irrevocable as of, the thirtieth (30th) day following the date that the Participant obtains the legally binding right to such compensation, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.   For this purpose, a condition will not be treated as failing to require the Participant to continue to provide services for a period of at least 12 months merely because the condition immediately lapses upon the death or Disability of the Participant, or upon a Change in Control, provided that if death, Disability, or Change in Control occurs and the condition lapses before the end of such 12-month period, the Deferral Election made under this Section 3.2(f) shall not apply to such compensation.

(c)  Distribution Elections.
At the time a Participant makes a Deferral Election, he or she must also elect the time and form of the distribution by allocating Deferrals among one or more In-Service Sub-Account(s) or Retirement Sub-Account(s) as provided in this Section 3.3 and in Section 5.1.  If the Participant fails to properly allocate his or her Deferrals to a Sub-Account (or such allocation does not comply with the terms of the Plan), the Deferrals shall be allocated to a Retirement Sub-Account and shall be paid in a lump sum.

(a)       Retirement Sub-Account.

(i)           A Participant may elect, on the first Deferral Election that he delivers to the Committee in which Deferrals are allocated to a Retirement Sub-Account, to receive the Retirement Sub-Account in a single lump sum or in a number of approximately equal annual installments over a specified period not exceeding ten (10) years.   The form of distribution designated on that first Deferral Election will apply to all amounts credited to that Retirement Sub-Account under the Plan (including with respect to all subsequent calendar years) unless changed in accordance with the rules of Section 6.7.  To the extent that a Participant does not designate the form of distribution (or such designation does not comply with the terms of the Plan) for a Retirement Sub-Account, that Sub-Account shall be paid in a single lump sum.  A Participant may choose different forms of distribution for each separate Retirement Sub-Account in accordance with this Section 3.3(a).

          (ii)           On each Deferral Election, a Participant must allocate Matching Contributions to one or more Retirement Sub-Accounts and designate the form of distribution in accordance with the procedures set forth in Section 3.3(a).  To the extent that a Participant does not designate a Retirement Sub-Account for his or her Matching Contributions (or such designation does not comply with the terms of the Plan), then the Matching Contribution shall be credited to a Retirement Sub-Account that is payable in a single lump sum.

(b)           In-Service Sub-Account.

(i)           A Participant may designate, on the first Deferral Election that he delivers to the Committee in which Deferrals are allocated to an In-Service Sub-Account, the year in which distributions will commence to be paid from that Sub-Account, which year must be at least five (5) years after the year in which such Deferral Election becomes irrevocable.  The year designated on that first Deferral Election will apply to all amounts credited to that In-Service Sub-Account under the Plan (including with respect to all subsequent calendar years) unless changed in accordance with the rules of Section 6.7.   Any attempt to allocate Deferrals to an In-Service Sub-Account with a distribution date of that is less than five (5) years after the year in which the Deferral Election becomes irrevocable shall be void, and such amounts shall instead be credited to a Retirement Sub-Account that is payable in a single lump sum.  A Participant may choose different distribution dates for each separate In-Service Sub-Account in accordance with this Section 3.3(b).

(ii)           A Participant may elect, on the first Deferral Election that he delivers to the Committee in which Deferrals are credited to an In-Service Sub-Account, to receive the In-Service Sub-Account in a single lump sum or in a number of approximately equal annual installments over a specified period not exceeding five (5) years.  The form of distribution designated on that first Deferral Election will apply to all amounts credited to that In-Service Sub-Account under the Plan (including with respect to all subsequent calendar years) unless changed in accordance with the rules of Section 6.7.  To the extent that a Participant does not designate the form of distribution (or such designation does not comply with the terms of the Plan) for an In-Service Sub-Account, that Sub-Account shall be paid in a single lump sum.  A Participant may choose different forms of distribution for each separate In-Service Sub-Account in accordance with this Section 3.3(b).

(d)  Additional Requirements.
The Deferral Election, subject to the limitations set forth in Sections 3.1 and 3.2 hereof, shall comply with the following additional requirements, or as otherwise required by the Administrator in its sole discretion:

(a)       Deferrals may be made in whole percentages or stated dollar amounts with such limitations as determined by the Administrator from time to time in its sole discretion.

(b)       The maximum amount that may be deferred each Plan Year is fifty percent (50%) of the Participant’s Salary, fifty percent (50%) of the Participant’s Commissions, one-hundred percent (100%) of the Participant’s Bonus, net of applicable taxes and one-hundred percent (100%) of the Participant's Stock Unit awards, net of applicable taxes.

(e)  Matching Contribution.
For each Plan Year, the Employer, in its sole discretion, may, but is not required to, credit Matching Contributions to a Participant's Account for a Plan Year in accordance with the following rules:

(a)       A Participant who is not eligible for the Plan Year (or for any portion thereof) to receive an allocation of matching contributions under the Employer 401(k) Plan shall not be eligible for the Plan Year (or for any such portion) for the allocation of Matching Contributions hereunder.

(b)       The amount of Matching Contributions so credited, if any, shall equal the additional contribution, if any, that would have otherwise been credited to the Participant as a matching contribution in the Employer 401(k) Plan had it been possible to take into account compensation in excess of the limit contained in Section 401(a)(17) of the Code.

(c)       The Matching Contribution for a Plan Year shall be credited to the Participant's Retirement Sub-Account designated on his Deferral Election for that year.

(d)       Unless otherwise specified by the Administrator, a Participant shall not be entitled to receive a Matching Contribution with respect to a Plan Year unless he is employed by the Employer on the last day of that Plan Year.

(e)       Notwithstanding anything contained in this Section 3.5 to the contrary, the total Matching Contributions for any Plan Year may never exceed 100% of the matching contributions that would have been provided to the Participant for that calendar year under the Employer 401(k) Plan absent any plan-based restrictions that reflect limits on qualified plan contributions under the Code.

(f)  Crediting of Contributions.

(a)       Salary Deferrals shall be credited to a Participant’s Account as soon as administratively feasible following the close of each payroll period.  Bonus Deferrals shall be credited to a Participant’s Account as soon as administratively feasible following the date that the Bonus would otherwise have been paid to the Participant.

(b)       Matching Contributions shall be credited to a Participant’s Retirement Sub-Account on the date specified by the Administrator from time to time in its sole discretion.

4.      Vesting

(a)  Vesting of Deferrals.
A Participant shall be one-hundred percent (100%) vested in his or her Account attributable to Deferrals and any earning or losses on the investment of such Deferrals.

(b)  Vesting of Matching Contributions.
Unless otherwise determined by the Administrator in its sole discretion, a Participant's Matching Contributions shall be subject to the same vesting schedule as applies to matching contributions under the Employer's 401(k) Plan.

(c)  Amounts Not Vested.
Any amounts credited to a Participant’s Account that are not vested at the time of his or her Separation from Service shall be forfeited.

5.      Accounts

(a)  Accounts.
The Administrator shall establish and maintain an Account in the name of each Participant.  The Administrator shall also establish Sub-Accounts as provided in subsection (a) and (b), below, as elected by the Participant pursuant to Article 3.  A Participant may have a maximum of ten (10) Sub-Accounts at any time.

(a)       A Participant may establish one or more Retirement Sub-Account(s) by designating as such on the Participant’s Deferral Election.  Each Participant’s Retirement Sub-Account shall be credited with Deferrals (as specified in the Participant’s Deferral Election), any Matching Contributions, and the Participant’s allocable share of any earnings or losses on the foregoing.  Each Participant’s Retirement Sub-Account shall be reduced by any distributions made plus, to the extent permitted by Section 409A of the Code, any federal and state tax withholding, and any social security withholding tax as may be required by law.

(b)          A Participant may elect to establish one or more In-Service Sub-Accounts by designating as such in the Participant’s Deferral Election the year in which distribution shall be made.  Each Participant’s In-Service Sub-Account shall be credited with Deferrals (as specified in the Participant’s Deferral Election), and the Participant’s allocable share of any earnings or losses on the foregoing.  Each Participant’s In-Service Sub-Account shall be reduced by any distributions made plus, to the extent permitted by Section 409A of the Code, any federal and state tax withholding and any social security withholding tax as may be required by law.

(b)  Investments, Gains and Losses.

(a)       A Participant may direct that his or her Retirement Sub-Accounts and or In-Service Sub-Accounts established pursuant to Section 5.1 may be valued as if they were invested in one or more Investment Funds as selected by the Employer in multiples of one percent (1%).  The Employer may from time to time, at the sole discretion of the Administrator, change the Investment Funds for purposes of this Plan.

(b)       The Administrator shall adjust the amounts credited to each Participant’s Account to reflect Deferrals, Matching Contributions, investment experience, distributions and any other appropriate adjustments, such as for expenses attributable to maintaining and tracking the deemed Investment Options, all as determined by the Administrator in its sole discretion.  Such adjustments shall be made as frequently as is administratively feasible.

(c)       A Participant may change his or her selection of Investment Funds no more than once each calendar quarter each Plan Year with respect to his or her Account or Sub-Accounts by filing a new election in accordance with procedures established by the Administrator.  An election shall be effective as soon as administratively feasible following the date the change is submitted on a form prescribed by the Administrator.

(d)       Notwithstanding the Participant’s ability to designate the Investment Fund in which his or her deferred Compensation shall be deemed invested, the Employer shall have no obligation to invest any funds in accordance with the Participant’s election.  Participants’ Accounts shall merely be bookkeeping entries on the Employer’s books, and no Participant shall obtain any property right or interest in any Investment Fund.

(e)       Notwithstanding the foregoing, any Deferrals of Stock Units shall be deemed to be invested in Shares at all times, which Shares shall be subject to the adjustment provisions contained in the applicable award agreement and equity plan document governing the Stock Unit award.

6.    Distributions

(a)  Distribution Election.
Each Participant shall designate in his or her Deferral Election the form and timing of his or her distribution by indicating the type of Sub-Account as described under Section 5.1, and by designating the form in which payments shall be made from the choices available under Section 6.2 and 6.3 hereof.  Notwithstanding anything to the contrary contained herein provided, no acceleration of the time or schedule of payments under the Plan shall occur except as permitted under both this Plan and Section 409A of the Code.

(b)  Distributions Upon an In-Service Account Triggering Date.
Except as provided in Sections 6.3 and 6.5, In-Service Sub-Account distributions shall begin as soon as administratively feasible but no later than ninety (90) days following January 1 of the calendar year designated by the Participant on a properly submitted Deferral Election, and are payable in either a lump-sum payment or substantially equal annual installments, as described in Section 6.4 below, over a period of up to five (5) years as elected by the Participant in his or her Deferral Election.

(c)  Distributions Upon Retirement.
If the Participant has a Separation from Service due to Retirement, the Participant’s Retirement Sub-Account(s) shall be distributed within ninety (90) days following the first day of the seventh month after the Participant’s Retirement.  Distribution shall be made either in a lump-sum payment or in substantially equal annual installments, as defined in Section 6.4 below, over a period of up to ten (10) years as elected by the Participant.  The undistributed balance of any In-Service Sub-Accounts at the time of his or her Retirement shall be distributed in a lump sum within ninety (90) days following the first day of the seventh month after the Participant’s Retirement.

(d)  Substantially Equal Annual Installments.
The amount of the substantially equal payments shall be determined by multiplying the Participant’s vested Account or Sub-Account balance as of the end of the month immediately preceding the month of such installment payment by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1).  The amounts of the payments for each succeeding year shall be determined by multiplying the Participant’s vested Account or Sub-Account balance as of the end of the month immediately preceding the month of the applicable anniversary of the payout by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1).  Installment payments from a Sub-Account made pursuant to this Section 6.4 shall commence on the date specified in Sections 6.2 or 6.3 and shall continue to be made on the anniversary of the distribution date (or within ninety (90) days thereafter) until all amounts have been paid from the Sub-Account.

(e)  Distributions due to other Separation from Service.
If the Participant has a Separation from Service for any reason other than Retirement or death, all vested amounts credited to his or her Account shall be paid to the Participant in a lump-sum within ninety (90) days following the first day of the seventh month after the Participant’s Separation from Service.  The undistributed balance of any In-Service Sub-Accounts at the time of his or her Separation from Service shall be distributed in a lump sum within ninety (90) days following the first day of the seventh month after the Participant’s Retirement.

(f)  Distributions upon Death.
Upon the death of a Participant, all undistributed amounts credited to his or her Account shall be paid, as soon as administratively feasible but no later than ninety (90) days following Participant’s date of death, to his or her beneficiary or beneficiaries, as determined under Article 7 hereof, in a lump sum.

(g)  Changes to Distribution Elections.

(a)       A Participant may elect on a form provided by the Administrator to change the time and or form of payment with respect to one or more of his Sub-Accounts (a "Subsequent Payment Election").  The Subsequent Payment Election shall become irrevocable upon receipt by the Administrator and shall be made in accordance with the following rules:

(i)           In General.  The Subsequent Payment Election may not take effect until at least twelve (12) months after the date on which it is accepted by the Administrator. The Subsequent Payment Election most recently accepted by the Administrator and that satisfies the requirements of this Section 6.7(a) shall govern the payout of the Sub-Accounts notwithstanding anything contained in Section 6.2, 6.3 or 6.5 to the contrary.

(ii)           Retirement Sub-Account.  A Participant may make a one-time election to change the form of payment of a Retirement Sub-Account to a form otherwise permitted under the Plan.  Except in the event of the death or Unforeseeable Emergency (as defined in Section 409A of the Code) of the Participant, the payment of such Sub-Account will be delayed until the fifth (5th) anniversary of the first day that the Sub-Account would otherwise have been payable under the Plan if such Subsequent Payment Election had not been made (or, in the case of installment payments, which are treated as a single payment for purposes of this Section, on the fifth (5th) anniversary of the first day that the first installment payment was otherwise scheduled to be made).

(iii)           In-Service Sub-Account.  A Participant may make a one-time election to delay the payment date and/or change the form of payment of an In-Service Sub-Account to a payment date or form permitted for In-Service Sub-Accounts under the Plan.  Such Subsequent Payment Election must be filed with the Administrator at least twelve (12) months prior to the first day that the Sub-Account would otherwise have been payable under the Plan (or, in the case of installment payments, at least twelve (12) months prior to the first day that the first installment payment was scheduled to be made).  On such Subsequent Payment Election, the Participant must delay the payment date for a period of at least five (5) years after the first day that the Sub-Account would otherwise have been payable under the Plan (or, in the case of installment payments, at least five (5) years from the first day that the first installment payment was scheduled to be made).

(iv)           Acceleration Prohibited.  The Administrator shall disregard any Subsequent Payment Election by a Participant to the extent such election would result in an acceleration of the time or schedule of any payment or amount scheduled to be paid under the Plan within the meaning of Section 409A of the Code.

(b)       Notwithstanding Section 6.7(a) to the contrary, a Participant designated by the Administrator may, no later than a date specified by the Administrator (provided that such date occurs no later than December 31, 2008 elect on a form provided by the Administrator to (i) change the date of payment of his Sub-Accounts to a date otherwise permitted for that Sub-Account under the Plan, (ii) change the form of payment of his Sub-Accounts to a form of payment otherwise permitted for that Sub-Account under the Plan, or (iii) defer any Bonus or Restricted Stock Units designated by the Administrator in its sole discretion, without complying with the special timing requirements for Deferral Elections under Article 3 or Section 6.7.  Any such change or election shall be subject to such terms and conditions as the Administrator may specify in its sole discretion.  This Section 6.7(b) is intended to comply with the requirements of Notice 2007-86 and the applicable proposed and final Treasury Regulations issued under Section 409A of the Code and shall be interpreted in a manner consistent with such intent.

(h)  Acceleration of or Delay in Payments.
To the extent permitted by Section 409A of the Code, and notwithstanding any provision of the Plan to the contrary, the Administrator, in its sole and absolute discretion, may elect to (a) accelerate the time or form of payment of a benefit owed to a Participant hereunder in accordance with the terms and subject to the conditions of Treasury Regulations Section 1.409A-3(j)(4), or (b) delay the time for payment of a benefit owed to a Participant hereunder in accordance with the terms and subject to the conditions of Treasury Regulation Section 1.409A-2(b)(7). By way of example, and at the sole discretion of the Administrator, if a Participant’s entire Account balance is less than the applicable annual limit under Section 402(g) of the Code, the Employer may distribute the Participant’s Account in a lump sum provided that the distribution results in the termination of the participant’s entire interest in the Plan, subject to the plan aggregation rules of Section 409A of the Code and regulations thereunder, provided that if a Participant has incurred a Separation from Service prior to such determination, then distribution cannot occur earlier than the date set forth in Sections 6.3 or 6.5.

(i)  Unforeseeable Emergency.
The Administrator may permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant, or the Participant’s beneficiary, has experienced an Unforeseeable Emergency as defined under  Section 409A of the Code.  Distribution shall be made within ninety (90) days following the determination by the Administrator that a withdrawal will be permitted under this Section 6.9, provided that if a Participant has incurred a Separation from Service prior to such determination, then distribution cannot occur earlier than the date set forth in Sections 6.3 or 6.5.  Upon a distribution to a Participant under this Section 6.9, the Participant’s Deferrals shall cease and no further Deferrals shall be made for such Participant for the remainder of the Plan Year.  Notwithstanding anything contained in this Section 6.9 to the contrary, in no event may a payment be accelerated following a Participant's Separation from Service to a date that is prior to the first day of the seventh month following the Participant's Separation from Service (or if earlier, upon the Participant's death).

(j)  Change in Control.
Notwithstanding any distribution election to the contrary, if a Change in Control occurs and a Participant incurs a Separation from Service during the period beginning on the date of the Change in Control and ending on the second anniversary of the Change in Control, then the remaining amount of the Participant's vested Account shall be paid to the Participant or his beneficiary in a single lump sum on the first business day of the seventh month following the Participant's Separation from Service (or if earlier, upon the Participant's death).

(k)  Minimum Distribution.
Notwithstanding any provision to the contrary, if the balance of a Participant’s Account or Sub-Account at the time of a scheduled distribution or scheduled installment payment is $15,000 or less, then the Participant shall be paid his or her remaining Account or Sub-Account as a single lump sum.

(l)  Domestic Relations Orders.
The Administrator may permit such acceleration of the time or schedule of a payment under the arrangement to an individual other than a Participant as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).

(m)  Medium of Payment.
All distributions shall be made in the form of cash, with the exception of Deferrals of Stock Units, and related earnings, which shall be paid in the form of Shares (with any fractional Shares paid in cash).  The Shares shall be paid from, and shall count against the share reserve of, the Kendle International Inc. 2007 Stock Incentive Plan (or its successor).

7.      Beneficiaries

(a)  Beneficiaries.
Each Participant may from time to time designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan.  Such designation shall be made in a form prescribed by the Administrator.  Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation in a form prescribed by the Administrator.  If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant’s estate.  If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated in the applicable form.  If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

(b)  Lost Beneficiary.
All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.  If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited.  Any such presumption of death shall be final, conclusive and binding on all parties.

8.      Funding

(a)  Prohibition Against Funding.
Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their beneficiaries or any other person.  Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors.  It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the ERISA.  Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Employer itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.  The Employer or the Trust shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

(b)  Deposits in Trust.
Notwithstanding Section 8.1, or any other provision of this Plan to the contrary, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan.  The amounts so deposited may include all contributions made pursuant to a Deferral Election by a Participant, and all Matching Contributions.

(c)  Withholding of Employee Contributions.
To the extent permitted by Section 409A of the Code, the Administrator is authorized to make any and all necessary arrangements with the Employer in order to withhold the Participant’s Deferrals under Section 3.1 hereof from his or her Compensation.  The Administrator shall determine the amount and timing of such withholding.

9.     Claims Administration

(a)  General.
If a Participant, beneficiary or his or her representative is denied all or a portion of an expected Plan benefit for any reason and the Participant, beneficiary or his or her representative desires to dispute the decision of the Administrator, he or she must file a written notification of his or her claim with the Administrator.

(b)  Claims Procedure.
Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented.  If any Participant or beneficiary claims to be entitled to benefits under the Plan and the Administrator determines that the claim should be denied in whole or in part, the Administrator shall, in writing, notify such claimant within ninety (90) days of receipt of the claim that the claim has been denied.  The Administrator may extend the period of time for making a determination with respect to any claim for a period of up to ninety (90) days, provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.  If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth:

(a)           the specific reason or reasons for denial of the claim;

(b)           a specific reference to the Plan provisions on which the denial is based;

(c)           a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)           an explanation of the provisions of this Article.

(c)  Right of Appeal.
A claimant who has a claim denied wholly or partially under Section 9.2 may appeal to the Administrator for reconsideration of that claim.  A request for reconsideration under this Section must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under Section 9.2.

(d)  Review of Appeal.
Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal.  Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary.  In preparing for this appeal the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments.  After consideration of the merits of the appeal the Administrator shall issue a written decision which shall be binding on all parties.  The decision shall specifically state its reasons and pertinent Plan provisions on which it relies.  The Administrator’s decision shall be issued within sixty (60) days after the appeal is filed, except that the Administrator may extend the period of time for making a determination with respect to any claim for a period of up to sixty (60) days, provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.

(e)  Designation.
The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article.  Any person so designated shall have the same authority and discretion granted to the Administrator hereunder.

10.      General Provisions

(a)  Administrator.

(a)       The Company, through the Administrator, shall be responsible for the general administration of the Plan and for carrying out the provisions hereof.  In general, the Administrator shall have the full power, discretion and authority to carry out the provisions of the Plan; in particular, the Administrator shall have full discretion to (a) interpret all provisions of the Plan, (b) resolve all questions relating to eligibility for participation in the Plan and the amount in the Account of any Participant and all questions pertaining to claims for benefits and procedures for claim review, (c) resolve all other questions arising under the Plan, including any factual questions and questions of construction, (d) determine all claims for benefits, and (e) take such further action as the Company shall deem advisable in the administration of the Plan.  The actions taken and the decisions made by the Administrator hereunder shall be final, conclusive, and binding on all persons, including the Company, its affiliates and their respective employees, the Participants and their estates and beneficiaries.  The Administrator is expressly empowered to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

(b)       The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(b)  No Assignment.
Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law.  If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

(c)  No Employment Rights.
Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder.  Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

(d)  Incompetence.
If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employer to see to the application of such payments.  Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

(e)  Identity.
If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained.  The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law.  Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

(f)  Other Benefits.
The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

(g)  Expenses.
All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

(h)  Insolvency.
Should the Employer be considered insolvent (as defined by the Trust), the Employer, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee.  Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Employer or their beneficiaries and shall hold any and all assets attributable to the Employer for the benefit of the general creditors of the Employer.

(i)  Amendment or Modification.
The Company reserves the right to amend, terminate or freeze the Plan, in whole or in part, at any time by action of the Board.  Moreover, the Administrator may amend the Plan at any time in its sole discretion to ensure that the Plan complies with the requirements of Section 409A of the Code or other applicable law; provided, however, that such amendments, in the aggregate, may not materially increase the benefit costs of the Plan to the Company.  In no event shall any such action by the Board or Administrator adversely affect any Participant or beneficiary who has an Account (to the extent vested), or result in any change in the timing or manner of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or beneficiary, unless the Board or the Administrator, as the case may be, determines in good faith that such action is necessary to ensure compliance with Section 409A of the Code.  To the extent permitted by Section 409A of the Code, the Administrator may, in its sole discretion, modify the rules applicable to Deferral Elections, distribution elections and Subsequent Payment Elections to the extent necessary to satisfy the requirements of the Uniformed Service Employment and Reemployment Rights Act of 1994, as amended, 38 U.S.C. 4301-4334.

(j)  Plan Termination.
In the event that the Plan is terminated, the vested amounts allocated to a Participant's Sub-Accounts shall be distributed to the Participant or his beneficiary on the dates on which the Participant or his beneficiary would otherwise receive payments hereunder without regard to the termination of the Plan.  Notwithstanding the preceding sentence, and to the extent permitted under Section 409A of the Code, the Company, by action taken by its Board, may terminate the Plan and accelerate the payment of the vested Account subject to the following conditions:

      (a)       Company's Discretion.  The termination does not occur "proximate to a downturn in the financial health" of the Company (within the meaning of Treasury Regulation Section 1.409A-3(j)(4)(ix)), and all other arrangements required to be aggregated with the Plan under Section 409A of the Code are also terminated and liquidated.  In such event, the entire vested Account shall be paid at the time and pursuant to the schedule specified by the Administrator, so long as all payments are required to be made no earlier than twelve (12) months, and no later than twenty-four (24) months, after the date the Board or its designee irrevocably approves the termination of the Plan.  Notwithstanding the foregoing, any payment that would otherwise be paid pursuant to the terms of the Plan prior to the twelve (12) month anniversary of the date that the Board or its designee irrevocably approves the termination shall continue to be paid in accordance with the terms of the Plan.  If the Plan is terminated pursuant to this Section 10.10(a), the Company shall be prohibited from adopting a new plan or arrangement that would be aggregated with this Plan under Section 409A of the Code within three (3) years following the date that the Board or its designee irrevocably approves the termination and liquidation of the Plan.

    (b)       Change in Control.  The termination occurs pursuant to an irrevocable action of the Board or its designee that is taken within the thirty (30) days preceding or the twelve (12) months following a Change in Control, and all other plans sponsored by the Company (determined immediately after the Change in Control) that are required to be aggregated with this Plan under Section 409A of the Code are also terminated with respect to each participant therein who experienced the Change in Control ("Change in Control Participant").  In such event, the vested Account of each Participant under the Plan and each Change in Control Participant under all aggregated plans shall be paid at the time and pursuant to the schedule specified by the Administrator, so long as all payments are required to be made no later than twelve (12) months after the date that the Board or its designee irrevocably approves the termination.

    (c)       Dissolution; Bankruptcy Court Order.  The termination occurs within twelve (12) months after a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A).  In such event, the vested Account of each Participant shall be paid at the time and pursuant to the schedule specified by the Administrator, so long as all payments are required to be made by the latest of:  (i) the end of the calendar year in which the Plan termination occurs, (ii) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (iii) the first calendar year in which payment is administratively practicable.

    (d)       Other Events.  The termination occurs upon such other events and conditions as the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

Notwithstanding anything contained in this Section 10.10 to the contrary, in no event may a payment be accelerated following a Participant's Separation from Service to a date that is prior to the first day of the seventh month following the Participant's Separation from Service (or if earlier, upon the Participant's death).

The provisions of paragraphs (a), (b), (c) and (d) of this Section 10.10 are intended to comply with the exception to accelerated payments under Treasury Regulation Section 1.409A-3(j)(4)(ix) and shall be interpreted and administered accordingly.  The term "Company" as used in paragraphs (a) and (b) of this Section 10.10 shall include the Company and any entity which would be considered to be a single employer with the Company under Code Sections 414(b) or Section 414(c).

(k)  Construction.
All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

(l)  Governing Law.
This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, Section 409A of the Code, and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of Ohio, other than its laws respecting choice of law.

(m)  Severability.
If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein.  If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or Section 409A of the Code, then the Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

(n)  Relationship to Other Plans.
The Plan is intended to serve the purposes of and to be consistent with any incentive compensation plan approved by the Administrator for purposes of the Plan.

(o)  Successors.
The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume this Plan.  This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Plan), and the heirs, beneficiaries, executors and administrators of each Participant.

(p)  Electronic or Other Media.
Notwithstanding any other provision of the Plan to the contrary, including any provision that requires the use of a written instrument, the Administrator may establish procedures for the use of electronic or other media in communications and transactions between the Plan or the Administrator and Participants and beneficiaries.  Electronic or other media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems.

(q)  Compliance with Section 409A of the Code.

(a)       It is intended that the Plan comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be paid or made available to Participants or beneficiaries. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Administrator shall not take any action that would be inconsistent with such intent.  Without limiting the foregoing, the Administrator reserves the discretion to accelerate or delay any distribution to the extent permitted under the regulations published under Section 409A of the Code, even if the delay or acceleration is not permitted under the express terms of this Plan.

(b)       Although the Administrator shall use its best efforts to avoid the imposition of taxation, interest and penalties under Section 409A of the Code, the tax treatment of Deferrals under this Plan is not warranted or guaranteed.  Neither the Employer (or its officers, employees or agents), the Board, nor the Administrator shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant, beneficiary or other taxpayer as a result of the Plan.

(c)       Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section 409A by the U.S. Department of Treasury or the Internal Revenue Service.  For purposes of the Plan, the phrase "permitted by Section 409A of the Code," or words or phrases of similar import, shall mean that the event or circumstance shall only be permitted to the extent it would not cause an amount deferred or payable under the Plan to be includible in the gross income of a Participant or beneficiary under Section 409A(a)(1) of the Code.

(r)  Participation by Employers other than Company.
Any Employer (other than the Company) may, by action of its board of directors or equivalent governing body and with the consent of the Board, adopt the Plan; provided that the  Board may waive the requirement that such board of directors or equivalent governing body effect such adoption.  By its adoption of or participation in the Plan, the adopting Employer shall be deemed to appoint the Company its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan upon the Company and accept the delegation to the Administrator of all the power and authority conferred upon it by the Plan. The authority of the Company to act as such agent shall continue until the Plan is terminated as to the participating Employer.  The Account of a Participant employed by a participating Employer shall be paid in accordance with the Plan solely by such Employer to the extent attributable to Salary, Bonus or Restricted Stock Units that would have been paid or settled by such participating member in the absence of Deferral pursuant to the Plan, unless the Board otherwise determines that the Company shall be the obligor.

(s)  Headings.
The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

(t)  Terms.
Capitalized terms shall have meanings as defined herein.  Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

IN WITNESS WHEREOF, Kendle International Inc. has caused this instrument to be executed by its duly authorized officer, effective as of this _____ day of _____________, 2008.

Kendle International Inc.

By:
Title